EXHIBIT 32

SECTION 1350 CERTIFICATIONS

To my knowledge, this Annual Report on Form 10-K for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

	By:	/s/ RONALD E. LOGUE
Date: February 22, 2010		Ronald E. Logue,
Chairman and Chief Executive Officer

	By:	/s/ EDWARD J. RESCH
Date: February 22, 2010		Edward J. Resch,
Executive Vice President and Chief Financial Officer